UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2015

GENTIVA HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15669	36-4335801
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia	30339-3314
(Address of principal executive offices)	(Zip Code)

(770) 951-6450

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On February 2, 2015, Gentiva Health Services, Inc., a Delaware corporation (“Gentiva”) repaid all outstanding loans and terminated all commitments under the credit agreement dated as of October 18, 2013 among Gentiva, Barclays Bank PLC, as administrative agent, swing line lender and L/C issuer and the other lenders party thereto. In connection with such termination, Gentiva repaid all outstanding loans and interest accrued under the credit agreement through the date of termination, and all liens on assets of Gentiva and its subsidiaries guaranteeing such facility, together with such subsidiary guarantees, were released and terminated.

On February 2, 2015, an irrevocable notice of redemption of Gentiva’s 11.5% senior notes due 2018 (the “Existing Notes”) was delivered to the holders thereof, calling for redemption of the entire outstanding $325 million aggregate principal amount of the Existing Notes on March 4, 2015 (the “Redemption Date”) pursuant to the terms of the indenture dated as of August 17, 2010 (the “Existing Indenture”), as supplemented and amended from time to time, among Gentiva, the guaranteeing subsidiaries party thereto and, The Bank of New York Mellon Trust Company, N.A., as trustee. The redemption price for the Existing Notes to be redeemed (the “Redemption Price”) is equal to 105.750% of the principal amount of the Existing Notes plus accrued and unpaid interest on the Existing Notes to but excluding the Redemption Date plus the Applicable Premium as defined in the Existing Indenture. The Existing Indenture is filed as Exhibit 4.1 to Gentiva’s Current Report on Form 8-K filed with the SEC on August 17, 2010.

On February 2, 2015, Gentiva caused to be deposited an amount greater than or equal to the Redemption Price with the trustee for the Existing Notes, and provided the trustee with irrevocable instructions to apply the deposit to redeem the Existing Notes on the Redemption Date. Pursuant to these actions, the Existing Indenture was satisfied and discharged in accordance with its terms. As a result, Gentiva and the guaranteeing subsidiaries party thereto have been released from their obligations with respect to the Existing Indenture and the Existing Notes, except with respect to those provisions of the Existing Indenture that by their terms survive the satisfaction and discharge.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on October 9, 2014, Gentiva entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Kindred Healthcare, Inc., a Delaware corporation (“Kindred”), and Kindred Healthcare Development 2, Inc., a Delaware corporation and wholly owned subsidiary of Kindred (“Merger Sub”). On February 2, 2015, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Gentiva, with Gentiva surviving as a wholly owned subsidiary of Kindred (the “Merger”).

At the effective time of the Merger on February 2, 2015 (the “Effective Time”), each share of common stock, par value $0.10 per share, of Gentiva issued and outstanding immediately prior to Effective Time (“Gentiva Common Stock”) (other than shares held by Kindred, Gentiva or their respective wholly owned subsidiaries (which were cancelled), and shares that are owned by stockholders who have properly exercised and perfected a demand for appraisal rights under Delaware law (together, the “Excluded Shares”)), including each deferred share unit, was converted into the right to receive $14.50 in cash (the “Cash Consideration”) and, and 0.257 of a share of common stock, par value $0.25 per share, of Kindred (“Kindred Common Stock”) (the “Stock Consideration”) (the Cash Consideration and the Stock Consideration together, the “Merger Consideration”). Kindred did not issue any fractional shares as a result of the Merger. Instead, Kindred paid cash for fractional shares of Kindred Common Stock that Gentiva’s former stockholders otherwise would have been entitled to receive.

Each option to purchase Gentiva Common Stock (a “Gentiva Option”) that was outstanding immediately prior to the effective time of the Merger with a per share exercise price below the sum of (1) the value of the Stock Consideration (based on the average closing price per share of Kindred Common Stock for the 10 consecutive trading days prior to the closing date (the “Parent Closing Price”) and (2) the Cash Consideration that was or that became vested as a result of the Merger, was cancelled and converted into the right to receive an amount in cash equal to the Cash Consideration plus the value of the Stock Consideration (based on the Parent Closing Price), less the exercise price, subject to withholding taxes. Each Gentiva Option that was outstanding immediately prior to the effective time of the Merger with a per share exercise price at or above the sum of the (1) value of the Stock Consideration (based on the Parent Closing Price) and (2) the Cash Consideration or that did not vest as a result of the Merger was converted into an option to purchase a number of shares of Kindred Common Stock determined by multiplying the number of shares of Gentiva Common Stock subject to such Gentiva Option by a fraction, the numerator of which was the sum of (i) the product of the Stock Consideration multiplied by the Parent Closing Price and (ii) the Cash Consideration and the denominator of which was the Parent Closing Price. Each Gentiva performance cash award that became vested as a result of the Merger was accelerated and the recipient thereof received an amount in cash equal to the target amount of such cash award (unless such performance cash award provided for the accelerated vesting of such award at the maximum level, in which case the recipient thereof received an amount in cash equal to the maximum amount of such cash award), subject to withholding taxes. Each Gentiva performance cash award that did not vest as a result of the Merger was converted into the right to receive a Kindred cash award, subject to the vesting conditions of such performance cash award prior to the Effective Time. Each outstanding restricted share of Gentiva Common Stock that vested as a result of the Merger and each outstanding Gentiva deferred share unit received the Merger Consideration, subject to withholding taxes. Each outstanding restricted share of Gentiva Common Stock that did not vest as a result of the Merger received the Merger Consideration in the form of a restricted Kindred cash award and restricted Kindred Common Stock, in each case subject to the vesting conditions of such restricted shares prior to the effective time of the Merger.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Form 8-K filed by Gentiva with the Securities and Exchange Commission (the “SEC”) on October 14, 2014, and is incorporated by reference herein.

The information set forth in Item 3.01, Item 5.01 and Item 5.02 of this Current Report on Form 8-K are incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d) Notice of Delisting of Gentiva Shares

In connection with the completion of the Merger on February 2, 2015, Gentiva (i) notified the NASDAQ Stock Market (“NASDAQ”) that the merger had been completed and (ii) requested that NASDAQ (x) suspend trading of shares of Gentiva Common Stock on NASDAQ and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister Gentiva Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to Gentiva’s request to NASDAQ, the listing of shares of Gentiva Common Stock on NASDAQ will be suspended following the close of trading on February 2, 2015. Additionally, Gentiva intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the deregistration of the shares of Gentiva Common Stock under Section 12(g) of the Exchange Act and the suspension of Gentiva’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

At the Effective Time, each outstanding share of Gentiva Common Stock, other than the Excluded Shares, was converted into the right to receive the Merger Consideration as further described above in Item 2.01. At the Effective Time, holders of shares of Gentiva Common Stock immediately prior to the Effective Time ceased to have any rights as stockholders of Gentiva (other than their right to receive the Merger Consideration, or, in the case of shares as to which appraisal rights have been properly exercised and not withdrawn, the rights pursuant to Section 262 of the Delaware General Corporation Law).

The information set forth in the Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change in control of Gentiva occurred and Gentiva became a wholly-owned subsidiary of Kindred on February 2, 2015. The information set forth in the Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Kindred funded the aggregate cash portion of the Merger Consideration using (i) existing cash balances, (ii) the proceeds from the issuances of Kindred common stock, tangible equity units and senior notes and (iii) the proceeds from third-party financing.

In November 2014, following Kindred’s entry into the merger agreement, Kindred entered into an employment agreement with David A. Causby, who, prior to the Merger, was a named executive officer of Gentiva. This employment agreement was amended and restated in February 2015. At the Effective Time, Mr. Causby will became the President of the combined Kindred at Home business, an Executive Vice President of Kindred and a member of Kindred’s Executive Committee. Mr. Causby’s employment agreement has an initial term of one year with automatic one-day extensions for each day that Mr. Causby remains employed by Kindred. Mr. Causby’s annual base salary will be $550,000. In addition to his base, salary Mr. Causby is entitled to receive bonuses and other incentive compensation as the Kindred board of directors may approve from time to time. During the one year period following the Effective Time, Mr. Causby will be eligible to receive certain performance-based cash bonus awards based on the achievement of specific performance metrics to be determined by the Kindred board of directors (or its designee). Mr. Causby also is entitled to a one-time, non-refundable lump-sum cash payment of $1,000,000 payable within 30 days after the Effective Time in consideration for agreeing to certain non-competition, non-solicitation and confidentiality restrictions. The Executive Compensation Committee of the Kindred board of directors made a one-time grant to Mr. Causby of 135,940 restricted stock units of Kindred, which replaced certain of his change-in-control severance benefits, his Gentiva outstanding and unvested In-the-Money Options (as defined in the Merger Agreement) and his Gentiva outstanding and unvested Performance Cash Awards (as defined in the Merger Agreement).

Under the employment agreement, Mr. Causby will be eligible to participate in all pension benefit, welfare benefit and fringe benefit plans from time to time in effect for officers of Kindred, and such bonus, stock option, or other incentive compensation plans of Kindred and its affiliates in effect from time to time for officers of Kindred. At the next regularly scheduled meeting of the Kindred board of directors, the Kindred chief executive officer will recommend that the Executive Compensation Committee of the Kindred board of directors make a grant of an equity stock award to Mr. Causby with a grant date fair value of 150% of his base salary in the form of 50% restricted stock units and 50% performance based stock units, in each case subject to the terms and conditions of the Kindred 2011 Stock Incentive Plan, Amended and Restated, and the applicable award agreement related thereto. Subject to share availability, following the first anniversary of the Effective Time, Kindred will recommend to the Executive Compensation Committee of the Kindred board of directors that Mr. Causby receive annual equity grants based on market total direct compensation, internal pay equity and individual performance.

In the event Mr. Causby’s employment with Kindred is terminated during the term of the employment agreement but on or after the first anniversary of the effective date of the employment agreement by Kindred for a reason other than cause or by Mr. Causby for good reason, Mr. Causby will be entitled to the following payments in addition to base salary through the date of termination, unreimbursed business expenses, accrued but unused vacation time, and any amounts owed to him pursuant to the terms and conditions of Kindred’s benefit plans and programs at the time such payments are due:

•	within fourteen days following the date of termination, Kindred will pay him a cash severance payment in an amount equal to 1.5 times the sum of his base salary and target bonus as of the date of termination;

•	for a period of eighteen months following the date of termination (which we refer to as the benefit continuation period), Mr. Causby will be treated as if he had continued to be an executive for all purposes under Kindred’s health insurance plan and dental insurance plan; or if he is prohibited from participating in such plans, Kindred will otherwise provide such benefits;
•	for the benefit continuation period, Kindred will maintain in force, at its expense, Mr. Causby’s life insurance in effect under Kindred’s voluntary life insurance benefit plan as of the date of termination;

•	for the benefit continuation period, Kindred will provide short-term and long-term disability insurance benefits equivalent to the coverage that Mr. Causby would have had if he had remained employed under the disability insurance plans applicable to him on the date of termination;

•	within fifteen days after the date of termination, Kindred will pay Mr. Causby a cash payment in an amount, if any, necessary to compensate him for the unvested interests under Kindred’s retirement savings plan which are forfeited by Mr. Causby in connection with the termination of his employment; and

•	any outstanding unvested stock options, stock performance units or similar equity awards (other than restricted stock awards) held by Mr. Causby on the date of termination will continue to vest in accordance with their original terms (including any related performance measures) for the duration of the benefit continuation period as if he had remained an employee of Kindred through the end of such period and any such stock option, stock performance unit or other equity award (other than restricted stock awards) that has not vested as of the conclusion of such benefit continuation period will be immediately cancelled and forfeited as of such date. In addition, Mr. Causby will have the right to continue to exercise any outstanding vested stock options held by him during the benefit continuation period; provided that in no event will he be entitled to exercise any such option beyond the original expiration date of such option. Any outstanding restricted stock award held by Mr. Causby as of the date of termination that would have vested during the benefit continuation period had he remained an employee of Kindred through the end of such period will be immediately vested as of the date of termination and any restricted stock award that would not have vested as of the conclusion of such period shall be immediately cancelled and forfeited as of such date.

In order to receive any severance benefits set forth in the employment agreement, Mr. Causby must execute a general release of claims against Kindred. In addition, the employment agreement contains confidentiality provisions and, for a period of one year following termination of employment, Mr. Causby is subject to covenants not to compete and not to solicit Kindred’s employees.

As an executive officer of Kindred, Mr. Causby is subject to Kindred’s stock ownership policies, which require him to maintain a certain ownership level of shares of Kindred common stock and impose retention requirements on equity awards until the requisite ownership requirements are satisfied.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2015, in connection with the Merger and immediately upon the effective time of the Merger, each of the following directors resigned from the board of directors of Gentiva (the “Board”) and from any and all memberships on any committee of the Board: Rodney D. Windley, Tony Strange, Robert S. Forman, Jr., Victor F. Ganzi, R. Steven Hicks, Philip R. Lochner, Jr., Stuart Olsten, Sheldon M. Retchin, and Raymond S. Troubh. These resignations were not a result of any disagreements between Gentiva and the current directors on any matter relating to Gentiva’s operations, policies or practices. At the Effective Time, Joseph L. Landenwich, Stephen Cunanan and Douglas L. Curnutte, became the directors of Gentiva.

Also, immediately following the effective time of the Merger, Tony Strange, Eric R. Slusser, John N. Camperlengo, Jeff Shaner, Dr. Charlotte A. Weaver and David L. Gieringer ceased to be officers of Gentiva. At the Effective Time, Benjamin A. Breier, President and Chief Operating Officer, Kent Wallace, Executive Vice President and Chief Operating Officer, David Causby, Executive Vice President and President, Kindred at Home, Kenneth T. Higgins, Chief Financial Officer, Joseph L. Landenwich, Co-General Counsel and Corporate Secretary, among others, became the officers of Gentiva.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendments to Articles of Incorporation and Bylaws

Pursuant to the terms of the Merger Agreement, at Effective Time, Gentiva’s certificate of incorporation and bylaws were amended and restated in their entirety. Gentiva’s amended and restated certificate of incorporation is attached hereto as Exhibit 3.1 and incorporated herein by reference. The amended and restated by-laws of Gentiva are attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 9, 2014, by and between Gentiva Health Services, Inc., Kindred Healthcare, Inc. and Kindred Healthcare Development 2, Inc. (incorporated herein by reference to Exhibit 2.1 to Gentiva’s Current Report on Form 8-K filed with the SEC on October 14, 2014).
3.1	Amended and Restated Certificate of Incorporation of Gentiva Health Services, Inc.
3.2	Amended and Restated By-Laws of Gentiva Health Services, Inc.
3.3	Certificate of Merger of Kindred Healthcare Development 2, Inc. with and into Gentiva Health Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTIVA HEALTH SERVICES, INC.

By:	/s/ Joseph L. Landenwich
	Name:	Joseph L. Landenwich
	Title:	Co-General Counsel and Corporate Secretary

Date: February 2, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 9, 2014, by and between Gentiva Health Services, Inc., Kindred Healthcare, Inc. and Kindred Healthcare Development 2, Inc. (incorporated herein by reference to Exhibit 2.1 to Gentiva’s Current Report on Form 8-K filed with the SEC on October 14, 2014).
3.1	Amended and Restated Certificate of Incorporation of Gentiva Health Services, Inc.
3.2	Amended and Restated By-Laws of Gentiva Health Services, Inc.
3.3	Certificate of Merger of Kindred Healthcare Development 2, Inc. with and into Gentiva Health Services, Inc.